                                                                EXHIBIT 10.22

                             RETENTION BONUS AGREEMENT

     THIS RETENTION BONUS AGREEMENT (this "Agreement") is made and entered into effective as of _________, 1999 (the "Effective Date"), between Cypros Pharmaceutical Corporation, a California corporation (the "Company"), and ______________ ("Employee").

                                      RECITALS

     A.   Employee is presently employed by Cypros Pharmaceutical Corporation.

     B. Cypros Pharmaceutical Corporation, Cypros Acquisition Corporation and Ribogene, Inc. have entered into an Agreement and Plan of Reorganization, dated as of August 4, 1999 (the "Merger Agreement"), which provides that Cypros Acquisition Corporation will merge with and into Ribogene, Inc. under certain terms and subject to certain conditions (the "Merger").

     C. Employee occupies a key position with the Company, and the Company may require the services of Employee for a certain period of time in order to effectively administer certain aspects of the Company's business through the date of the Merger and thereafter.

     D. The Company desires to offer Employee a retention bonus as an incentive for Employee to remain in the employment of the Employer (as defined below) until (i) the closing of the Merger; or, (ii) if the Company deems the Employee to be integral in facilitating the integration of the merged companies, then until 90 days after the closing of the Merger (the "Incentive Date").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

     1.   RETENTION BONUSES.

          (a) INTERIM BONUS UPON MERGER. In the event that the Employee is employed by the Employer on the date of the Merger, then the Company shall pay to Employee an interim retention bonus, in a lump sum payment, in an amount equal to 100% of Employee's base salary (determined based on Employee's rate of base salary) for the period from the Effective Date to the date of the Merger. For purposes of this Section 1(a), the rate of Employee's base salary for such period shall be the rate of Employee's base salary in effect on the date of the Merger (or, if greater, the rate of Employee's base salary in effect on the Effective Date). Such lump sum payment shall be made within 10 days following the date of the Merger.

          (b) BONUS ON INCENTIVE DATE. In the event that the Company provides notice to Employee prior to the Merger that Employee is eligible for a retention bonus under this Section 1(b), the Merger occurs, and Employee is employed by the Employer on the Incentive Date, then the Company shall pay to Employee a retention bonus, in a lump sum payment, in an amount equal to 100% of Employee's base salary (determined based on Employee's rate of base salary) for the period from the Effective Date to the Incentive Date, reduced by the amount (if any) of the interim retention bonus to which Employee is entitled under Section 1(a). For purposes of this Section 1(b), the rate of Employee's base salary for such period shall be the rate


                                          1.

of Employee's base salary in effect on the date of the Incentive Date (or, if greater, the rate of Employee's base salary in effect on the Effective Date). Such lump sum payment shall be made within 10 days following the Incentive Date.

          (c) TERMINATION OF MERGER AGREEMENT. In the event that the Merger Agreement is terminated prior to the occurrence of the Merger, and Employee is employed by the Employer on the date of the termination of the Merger Agreement, the Company shall pay to Employee a retention bonus, in a lump sum payment, in an amount equal to 100% of Employee's base salary (determined based on Employee's rate of base salary) for the period from the Effective Date to March 31, 2000. For purposes of this Section 1(c), the rate of Employee's base salary for such period shall be the rate of Employee's base salary in effect on the date of termination of the Merger Agreement (or, if greater, the rate of Employee's base salary in effect on the Effective Date). Such lump sum payment shall be made within 10 days following the date of termination of the Merger Agreement.

          (d) DEFINITION OF RETENTION BONUS. For purposes of this Agreement, the "Retention Bonuses" shall mean the retention bonus or bonuses to be paid pursuant to Section 1(a), 1(b) or 1(c).

     2.   TERMINATION BONUS.

          (a) Termination prior to Merger. In the event that Employee's employment by the Employer is terminated by the Employer without Cause (as defined below) prior to the date of the Merger, then the Company shall pay to Employee a termination bonus, in a lump sum payment, in an amount equal to 100% of Employee's base salary (determined based on Employee's rate of base salary) for the period from the Effective Date to March 31, 2000; provided, however, that no Termination Bonus under this Section 2(a) shall be paid to Employee if Employee becomes entitled to a Retention Bonus under Section 1(c) above prior to such termination of employment. Such lump sum payment shall be made within 10 days following Employee's termination of employment.

          (b) TERMINATION ON OR AFTER MERGER. In the event that the Merger occurs, and Employee's employment by the Employer is terminated by the Employer without Cause (as defined below) on or after the date of the Merger and prior to the Incentive Date, then the Company shall pay to Employee a termination bonus, in a lump sum payment, in an amount equal to 100% of Employee's base salary (determined based on Employee's rate of base salary) for the period from the date of the Effective Date to March 31, 2000, reduced by the amount (if any) of the interim retention bonus to which Employee is entitled under Section 1(a). Such lump sum payment shall be made within 10 days following Employee's termination of employment.

          (c) RATE OF BASE SALARY. For purposes of this Section 2, the rate of Employee's base salary shall be the rate of base salary in effect immediately prior to Employee's termination of employment (or, if greater, the rate of Employee's base salary in effect as of the Effective Date). Also, for purposes of this Section 2, in the event that Employee ceases to be employed by the Employer (as defined below) because Employee's employer ceases to be a direct or indirect, majority-owned subsidiary of the Company (whether by stock sale, merger or


                                          2.

other transaction), such Employee's employment by the Employer shall be treated as terminated by the Employer without Cause.

          (d) DEFINITION OF TERMINATION BONUS. For purposes of this Agreement, the "Termination Bonus" shall mean the termination bonus to be paid pursuant to
Section 2(a) or 2(b).

     3. DEFINITION OF TERMS. For purposes of this Agreement, the "Employer" shall mean the Company and its direct and indirect majority-owned subsidiaries, as determined from time to time, and "Cause" shall mean (i) a material and willful violation of any federal or state law by Employee, (ii) the commission of a fraud by Employee against the Employer, (iii) Employee's repeated unexplained or unjustified absence from the Employer, or (iv) Employee's gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Employer.

     4. SEVERANCE BENEFITS. This Agreement shall not affect Employee's eligibility or entitlement to receive benefits under the Cypros Pharmaceutical Corporation Severance Benefits Plan or any Executive Severance Benefits Agreement.

     5.   OTHER PROVISIONS.

          (a) WITHHOLDING. The Retention Bonus or Termination Bonus payable to Employee shall be subject to applicable taxes and withholding.

          (b) OTHER RIGHTS AND AGREEMENTS. This Agreement does not create any rights to employment rights or other rights not specifically set forth herein with respect to Employee. This Agreement contains the entire understanding of the Company and Employee with respect to the subject matter hereof.

          (c) AMENDMENT. This Agreement may be amended or revised only by written agreement signed by an authorized officer of the Company and Employee.

          (d) APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

          (e) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (f) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Alameda, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.


                                          3.

          (g) NO ASSIGNMENT OF BENEFITS. The rights of any person to payment or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

          (h) AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and its respective successors and assigns, including any purchaser of all or substantially all of its assets, and shall be binding upon Employee's assigns, executors, administrators, Beneficiaries, or their legal representatives. As used in this Agreement, the "Company" shall include any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

          (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



     CYPROS PHARMACEUTICAL CORPORATION

     By:
          ----------------------------------------

          Title:
                ----------------------------------

     Date:
          --------------------

     "EMPLOYEE"

     By:
          ----------------------------------------

          Print Name

        ------------------------------------------

               Signature


     Date:
          --------------------


                                          4.